                                                                   EXHIBIT 99.a2

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 14th day of June, 2004.

     WHEREAS, on March 26, 2004, the Board of Trustees of American Century
Investment Trust (the "Trust") amended and restated the Trust's Agreement and
Declaration of Trust (the "Declaration of Trust");

     WHEREAS, the Trustees have determined that it is in the best interests of the Trust to create a new class to the High-Yield Fund Series, known as the
Institutional Class; and

     WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect the addition of the Institutional Class to the High-Yield Fund Series.

     NOW, THEREFORE, the Declaration of Trust is hereby amended, as of June 14,
2004, by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS WHEREOF, a majority the Trustees do hereto set their hands.

/s/ Albert A. Eisenstat                      /s/ Ronald J. Gilson
----------------------------------           ----------------------------------
Albert A. Eisenstat                          Ronald J. Gilson

/s/ Kathryn A. Hall                          /s/ William M. Lyons
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Kathryn A. Hall                              William M. Lyons

/s/ John B. Shoven                           /s/ Jeanne D. Wohlers
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John B. Shoven                               Jeanne D. Wohlers

                                   Schedule A
                        American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

    Series                             Class            Date of Establishment
    ------                             -----            ---------------------

    Prime Money Market Fund          Investor Class          06/13/1993
                                     Advisor Class           06/01/1998
                                     A Class                 05/08/2002
                                     B Class                 05/08/2002
                                     C Class                 05/01/2001
                                     C Class II              05/08/2002

    Diversified Bond Fund           Investor                 08/01/2001
                                     Advisor                 08/01/2001
                                     Institutional           08/01/2001
                                     A Class                 05/08/2002
                                     B Class                 05/08/2002
                                     C Class                 05/08/2002
                                     C Class II              05/08/2002

    Premium Money Market Fund        Investor                08/01/2001

    High-Yield Fund                  Investor                05/08/2002
                                     Advisor                 05/08/2002
                                     Institutional           06/14/2004
                                     A Class                 05/08/2002
                                     B Class                 05/08/2002
                                     C Class                 05/08/2002
                                     C Class II              05/08/2002

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.